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                                                                EXHIBIT - (a)(2)


              OFFER TO EXCHANGE OUTSTANDING OPTIONS - ELECTION FORM



[MACROMEDIA LOGO]                      Participation Instructions:

Franci Claudon                         1.      Complete this form, sign it and
600 Townsend St.                               either fax it to Darrell Hong at
San Francisco CA  94103                        (415) 252-2348 or mail it to
                                               Darrell Hong, Macromedia, inc.,
                                               600 Townsend St., San Francisco,
                                               CA 94103, as soon as possible,
                                               but no later than JUNE 4, 2001.
                                               FORMS RECEIVED AFTER THIS DATE
name                                           CANNOT BE ACCEPTED.
location
                                       2.      Ensure that you receive
                                               confirmation of receipt from
                                               stock administration within 5
                                               business days. Note that
                                               employees who return forms after
                                               MAY 30, 2001 may not receive
                                               timely confirmation.



                                               Social Security Number/ID:   ID

                                               Signature______________________

                                               Date:__________________________


================================================================================


                                ELIGIBLE OPTIONS



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                                                GRANT                   SHARES            EXERCISE
        TYPE             GRANT DATE             NUMBER                OUTSTANDING           PRICE
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
         XX               MM/DD/YY             ######                   #,###            $##.####



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The following grant(s) must be exchanged if you elect to exchange any of the above options:
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

I hereby make the following election with regard to my eligible option grants (Choose A OR B):

A.     [  ]    I hereby elect to cancel ALL of the Eligible Options listed above.

B.     [  ]    I hereby elect to cancel ALL outstanding options granted on or after DECEMBER 1, 2000, and in addition I hereby elect to cancel the following outstanding options (PLEASE LIST ONLY THOSE OPTIONS
               THAT YOU WANT TO CANCEL):

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                                                GRANT                   SHARES            EXERCISE
        TYPE             GRANT DATE             NUMBER                OUTSTANDING           PRICE
--------------------------------------------------------------------------------------------------

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

C.     [ ]     I hereby elect to NOT TO EXCHANGE ANY OF MY ELIGIBLE OPTIONS.



SIGNATURE ABOVE ACKNOWLEDGES AND ACCEPTS TERMS AND CONDITIONS LISTED ON REVERSE SIDE OF THIS DOCUMENT AND IN THE MACROMEDIA, INC. OFFER TO EXCHANGE OUTSTANDING OPTIONS.

        I have received and read the Macromedia, Inc. Offer to Exchange Outstanding Options, including the General Questions About the Offer. I understand that I may cancel any eligible options, but that if I cancel any options, I must cancel all options that were granted to me on or after DECEMBER 1, 2000. In return, Macromedia, Inc. (the "COMPANY") will grant me the same number of replacement options between December 5, 2001 and January 21, 2002 (the "REPLACEMENT GRANT DATE"), provided that I am still employed by the Company on that date. The exercise price of the replacement options will be equal to the Fair Market Value of the Company stock on such date. The replacement options will have the same vesting as the cancelled options. You will not be able to exercise the replacement options for one week following the replacement grant date.

        I understand that the replacement options will be nonstatutory stock options (NSOs). Except for the exercise price and one-week exercise blackout following the replacement grant date, all of the terms of the replacement options will be substantially the same as the terms of the options being cancelled.

        I also understand that I will not be eligible to receive any other options until the replacement grant date.

        I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options delivered herewith but not accepted for exchange will be returned to me.

        I have reviewed the list of my options that the Company made available to me through April 13, 2001. I hereby give up my entire ownership interest in the options listed below, and I understand that they will become null and void on the date the Company accepts my options for exchange. I acknowledge that this election is entirely voluntary. I ALSO ACKNOWLEDGE THAT THIS ELECTION WILL BE IRREVOCABLE ON THE DATE THE COMPANY ACCEPTS MY OPTIONS FOR EXCHANGE.